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                                                                      Exhibit 10


                 SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                 -----------------------------------------------
                             BUSINESS LOAN AGREEMENT
                             -----------------------

         This Amendment ("Amendment") is made as of the 30th day of June, 1997, by and between Roberds, Inc. (the "Borrower") and Bank One, NA successor by merger of Bank One, Dayton, NA (the "Bank").

         WHEREAS, the Borrower and the Bank entered into a Second Amended and Restated Business Loan Agreement dated December 31, 1996, as amended (if applicable) (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. Sections 6.2, 6.3, and 6.5 bearing the headings Funded Debt to Tangible Net Worth, Funded Debt to EBITDA, Current Ratio and Fixed Charge Coverage of the Credit Agreement is hereby amended and restated to read as follows:

         6.2 FUNDED DEBT TO TANGIBLE NET WORTH Borrower agrees to maintain a ratio of Funded Debt to Tangible Net Worth of not more than the ratios set forth for the following periods measured at each quarter's end on a rolling four quarter basis:

                           Periods                             Ratios
                           -------                             ------

                  06/30/97                                    2.10:1.00
                  07/01/97 through 09/30/97                   2.30:1.00
                  10/01/97 through 03/31/98                   2.20:1.00
                  04/01/98 and thereafter                     2.10:1.00

         "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Borrower excluding the amount of Intangible Assets of Borrower plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996 minus the amount of total liabilities of Borrower, exclusive of Subordinated Debt, if any.

         "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense. "Funded Debt" shall be determined in accordance with GAAP and shall be deemed to include all interest bearing borrowings plus capitalized leases.

         6.3 FUNDED DEBT TO EBITDA. Borrower agrees to maintain a ratio of Funded Debt to EBITDA of not more than the ratios set forth for the following periods measured at each quarter's end on a rolling four quarter basis.


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                            Periods                            Ratios
                            -------                            ------

                  06/30/97                                    6.00:1.00
                  07/01/97 through 09/30/97                   7.50:1.00
                  10/01/97 through 12/31/97                   7.00:1.00
                  01/01/98 through 03/31/98                   6.25:1.00
                  04/01/98 through 06/30/98                   5.50:1.00
                  07/01/98 through 09/30/98                   4.75:1.00
                  10/01/98 through 12/31/98                   4.00:1.00

         "EBITDA" shall be defined as earnings before interest expense, taxes and depreciation/amortization plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996.

         6.5 FIXED CHARGE COVERAGE. Borrower agrees to maintain a Fixed Charge Coverage (net income after taxes minus dividends plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996 plus interest expense plus rent expense plus depreciation/amortization divided by current maturities of long-term debt (including capitalized leases but not including any amount outstanding on the $35,000,000.00 (as amended) Amended and Restated Business Purpose Revolving Promissory Note dated December 31, 1996 from Borrower to the order of Bank One which may be considered current due to the maturity date of such promissory note) plus interest expense plus rent expense of not less than 1.20 to 1.0 at fiscal quarter-end June 30, 1997, of not less than
         1.10 to 1.00 at fiscal quarter-end September 30, 1997 and December 31, 1997, of not less than 1.15 to 1.00 at fiscal quarter-end March 31, 1998 and June 30, 1998 and beginning fiscal quarter ending September 30, 1998 and at each fiscal quarter-end thereafter of not less than
         1.20 to 1.00 measured on a rolling four quarter basis.

         3. The Business Loan Agreement "Borrowing Base" Addendum attached to the Credit Agreement is hereby amended and restated in its entirety to read as follows in Exhibit "A" attached hereto and made a part hereof.

         4. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (C) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

         5. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Agreement, as set forth in section
5.3.2 of that certain Promissory Note Modification Agreement executed on even date herewith, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

         6. This Amendment shall become effective only after it is fully executed by the Borrower and the Bank. Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.


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         7.  This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated herein. This Amendment is to be considered attached to the Credit Agreement and made a part hereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrower acknowledged that as of the date of this Amendment it has no offsets with respect to all amounts owned by Borrower to Bank and Borrower waives and releases all claims which it may have against Bank arising under the Credit Agreement on or prior to the date of this Amendment.

         8. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; the Borrower hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement. Borrower releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into the Agreement as of the day and year first above written.

BANK ONE, NA successor by                           BORROWER
merger of Bank One, Dayton, NA
                                                    ROBERDS, INC.

By: R. Michael Dunlavey                             By:  /s/ Wayne B. Hawkins

Title: Vice President                               Title: Treasurer




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                                  EXHIBIT "A"
                            BUSINESS LOAN AGREEMENT
                           "BORROWING BASE" ADDENDUM

This "Borrowing Base" Addendum to the Business Loan Agreement additionally governs the $35,000,000.00, as amended, Promissory Note ("Note") of Borrower, set forth in the Agreement as an Obligation.

Borrower agrees so long as the Note or the indebtedness represented thereby is outstanding or so long as the Agreement is in effect, the following shall apply:

      1. Note Advancement Formula. The proceeds of the Note may be advanced, repaid and readvanced an unlimited number of times with Borrower's right to borrowing under the Note limited in that the total principal balance at any time outstanding on the Note shall not exceed, prior to request for a draw or advance or after a draw or advance, the borrowing base formula as hereinafter set forth. The "Borrowing Base" formula as of any date shall mean the lesser of:

             (a)    the Note amount, or

             (b)    the total amount of one or more of the following:

                    (a)      80% of Borrower's Eligible Accounts Receivable
                    (b)      50% of Borrower's Eligible Inventory
                    (C) 100% of LHI for the quarter ending March 31, 1997, and reducing by 5.00% (of the original LHI amount) on June 30, 1997 and further reducing by 7.50% beginning September 30, 1997 and on each calendar quarter thereafter

      2. "Eligible Account Receivable" means an account receivable of Borrower from a party (the "Account Debtor"), now existing or hereafter arising, which meets all the following requirements at the time it came into existence and continues to meet the same until it is collected in full:

             The account is due and payable in full and is less than ninety (90) days old from the due date shown on the original invoice date (which first due date is not to be greater than sixty (60) days from invoice date); The account arose in the ordinary course of Borrower's business from the performance of services or any outright and lawful sale of goods by Borrower. If goods are involved, all such goods having been lawfully shipped to Account Debtor, and Borrower has possession of (and will deliver as required hereunder within thirty (30) days of receipt of written request, but no more than once each calendar year. Notwithstanding the foregoing to the contrary, Bank One has the right to make this request upon the occurrence of an event of default.) or has delivered to Bank One copies of all invoices, shipping documents and delivery receipts evidencing such shipments; The right to payment has been fully earned by completed performance; There has not been a progress billing nor has Borrower extended the time for payment without the consent of Bank One; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement; The account is not subject to any prior assignment, claim, lien or security interest; The true record of the amount owed is reflected on Borrower's books and on any invoice or statement delivered to Bank One

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              relating to the account is owing to Borrower; The account is not subject to any setoff, counterclaim, credit, allowance, adjustment or discount (excepting only any applicable discount for prompt payment); Borrower has not received any notice of nor of any liquidation, reorganization, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors mde by, or filing of a petition under any bankruptcy or insolvency statute by or against, Account Debtor; The account did not arise from a transaction with a Person, or entity affiliated with Borrower; The account is not owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect Bank One's security interest therein, have been complied with to the Bank One's satisfaction with respect to such account; The account(s) in amount(s) which exceeds $500,000.00 is not owed by any state, municipality or other political subdivision of the United States of America, or any department, agency, public corporation or other instrumentality thereof and as to which Bank One determines that its security interest therein is not or cannot be perfected; Bank One has not informed Borrower that in Bank One's reasonable credit judgment that the prospect of collection of such account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay or which is owed by an Account Debtor which Bank One, in its reasonable credit judgment, otherwise deems to be uncreditworthy; The account did not arise out of a contract or purchase order prohibiting any assignment thereof or the creation of any security interest therein and Borrower has not received any account acceptance, chattel paper, promissory note, trade, payment instrument, draft or written agreement (other than invoices, shipping documents and delivery receipts) with respect to such account or payment thereof; and The account did not arise from an Account Debtor whose mailing address or executive offices are located outside the United States or is not organized under the laws of the United States or any state, unless the obligation is secured or payable by an irrevocable letter of credit or acceptance in form and substance satisfactory to Bank One.

              In the event that more than ten percent (10%) of the accounts receivable from any one Account Debtor shall at any time become more than ninety (90) days past due, none of the accounts receivable outstanding from that Account Debtor shall be included in calculating Borrower's Eligible Accounts Receivable, until such time, if any, as Bank One may, in its sole discretion, determine otherwise.

       3. "Eligible Inventory" means all tangible personal property, goods, merchandise and other personal property now owned or hereafter acquired by Borrower, wheresoever located in the United States, which is leased or furnished, or held to be furnished, under contracts of sale or service, and all finished goods which meet all of the following specifications: (a) the inventory is lawfully owned by Borrower, is not subject to any lien, claim, consignment, security interest or prior assignment; (b) Borrower has the right of assignment thereof and the power to grant security interests therein; (c) the inventory arose or was acquired in the ordinary course of Borrower's business and no substantial portion thereof represents returned, rejected or damaged goods; (d) no account receivable or document of title has been created or issued with respect to such inventory; (e) the inventory does not represent work-in-process, spare parts, packaging and shipping materials, supplies, or returned or defective inventory; and (f) the inventory is not otherwise regarded by Bank One as unsuitable collateral; "Eligible Inventory" shall be valued in accordance with GAAP based on FIFO cost or lower of cost or market, excluding, however, (g) the amount of progress payments, predelivery payments, deposits and any other sums received by the Borrower in anticipation of the sale and delivery of Eligible Inventory, and (h) all Eligible Inventory on lease to others.

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       4.     "Eligible Leasehold Improvements" ("LHI") shall be valued in accordance with GAAP. The original LHI amount shall be TEN MILLION AND NO/100 DOLLARS ($10,000,000.00)

       5. "Eligible Collateral" shall mean all Eligible Accounts Receivable, Eligible Leasehold Improvements and Eligible Inventory.

       6. Reporting. Borrower will supply no later than thirty (30) calendar days from the end of each quarter until April 30, 1997 and no later than thirty (30) calendar days from the end of each month thereafter or more frequently, if requested by Bank One a compliance certificate in a form and format accept able to Bank One, certifying Borrower's compliance and the requirements hereof.

       7. Borrowing Base Deficiency. In the event the amount outstanding under the Note exceeds the Borrowing Base at any time, then Borrower shall be required to immediately reduce the outstanding principal balance to comply with the Borrowing Base. Borrower shall pay to Bank One with its compliance certificate by certified check, cashier's check or cash, the deficiency. If the deficiency is not paid down as herein called for, the Note may be declared in default, cancelled and terminated.

       8. Notwithstanding anything in the foregoing Paragraph 7 to the contrary, Borrower may be permitted to be out-of-compliance with the Borrowing Base Advancement Formula (paragraph 1 hereof) in an amount not to exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the " Non-Compliance Amount") provided that the Borrower (a) has expended funds up to the Non-Compliance Amount for real estate and (b) to Bank One's satisfaction that it has a commitment for permanent financing and scheduled for closing within six (6) months with respect to real estate.

       9. Change of Note Advancement Formula. In the event of a covenant breach Bank One retains the sole discretion to reduce the allowable percentage of any Eligible Collateral to be used in calculating the Borrowing Base formula based upon the Eligible Collateral changing in length, type or term from the Eligible Collateral originally presented to and agreed upon between Bank One and Borrower prior to the signing of this Agreement and/or based upon the present or projected operating or financial condition of Borrower.

       10. Audits. Borrower agrees that Bank One shall have the right to make audits to verify the Eligible Collateral reports that have been submitted to Bank One from time to time. Such audits will be reasonably made at the request of Bank One and shall be determined as to frequency solely by Bank One. Borrower also agrees to make copies available to Bank One of all audits performed by state or federal regulatory agencies. Audit costs, expenses and monitoring costs will be either paid directly by Borrower or reimbursed to Bank One if Bank One has paid such costs and expenses.

       11. Draws by Borrower. No draw or advance shall be permitted unless Borrower shall have timely provided Bank One with additional information and certifications required hereunder, and unless Borrower shall be in compliance with all terms of this Agreement. However, failure to provide on a timely basis that information requested in paragraph number 2 shall only cause the total Eligible Account Receivable to reduce to a $0 (zero) amount.



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